UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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West Pharmaceutical Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, PA 19341
www.westpharma.com

April 13, 2017

Dear Shareholder:

We revised the proxy card for shareholders to use in conjunction with our 2017 Annual Meeting of Shareholders to take place on May 2, 2017.  The sample proxy card distributed on March 22, 2017 and the voting options previously provided at www.proxyvote.com did not reflect the majority voting standard in our Bylaws.  The majority vote requirement and treatment of abstentions is accurately described in our proxy statement on page 5.

We have included a revised proxy card with this letter and have revised the voting options at www.proxyvote.com.  Consistent with the majority voting standard, the revised proxy card gives you the option to vote “For,” “Against” or “Abstain” with respect to each director individually.  We are using “Abstain”, instead of “Withhold” to be more consistent with our Bylaws as well.

If you have not yet voted, please discard the previously provided proxy card and use the enclosed revised proxy card to vote your shares by mail, or follow the instructions on the revised proxy card to vote via the internet or by telephone.

If you have already voted on www.proxyvote.com and do not change your vote or you use the prior proxy card, a vote for a director indicated as “Withhold” will be treated as an “Against” vote for all purposes at the meeting.  We encourage shareholders who intended to vote abstain or intended to withhold their vote rather than vote “Against” to revise their vote on www.proxyvote.com or complete a new proxy card by checking the box for “Abstain.”

The changes to the proxy card only impact the election of directors.  There are no changes to the voting for the other proposals up for consideration at the meeting.

If you have any questions, or need assistance in voting your shares, please contact me at 610-594-3319.

As always, your vote is important, and we appreciate your attention to this matter.  We apologize for any inconvenience.

Sincerely,
George L. Miller
Senior Vice President, General Counsel and Secretary

West Pharmaceutical Services, Inc. • Global Partners with Daikyo Seiko. Ltd. and The West Company Mexico S.A. de C.V.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. WEST PHARMACEUTICAL SERVICES, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E28439-P86201 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WEST PHARMACEUTICAL SERVICES, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors; Nominees: For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 4 and recommends that an advisory vote on executive compensation be held on an annual basis. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Mark A. Buthman For Against Abstain ! 2 Years ! 3 Years ! Abstain 1b. William F. Feehery 2. Advisory vote to approve named executive officer compensation; and 1 Year 1c. Eric M. Green ! ! For ! Against ! Abstain 1d. Thomas W. Hofmann 3. Advisory vote on the frequency of the executive compensation vote; and 1e. Paula A. Johnson ! ! ! 1f. Myla P. Lai-Goldman 4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 year. 1g. Douglas A. Michels NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1h. Paolo Pucci 1i. John H. Weiland 1j. Patrick J. Zenner Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E28440-P86201 WEST PHARMACEUTICAL SERVICES, INC. 530 Herman O. West Drive Exton, Pennsylvania 19341 This proxy is solicited by the Board of Directors The undersigned hereby appoints George L. Miller and Ryan M. Metz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 7, 2017, at the Annual Meeting of Shareholders to be held on May 2, 2017 or any postponement or adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 4 and FOR an annual advisory vote on executive compensation. Continued and to be signed on reverse side V.1.1